UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2016

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
_________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2016, The Finish Line, Inc. (the "Company") held its 2016 Annual Meeting of Shareholders, at which the Company’s shareholders approved an amendment to The Finish Line, Inc. 2009 Incentive Plan, as amended and restated (the “2009 Incentive Plan”), to increase the number of shares of common stock available for issuance under the plan by 4,000,000 shares from 6,500,000 to 10,500,000, including an increase in the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000.

The purpose of the amendment is to ensure that a sufficient reserve of shares of common stock remains available to allow the Company to continue to use equity incentives to attract and retain the services of qualified employees, directors, and officers of the Company and its subsidiaries whom are essential to the Company's long-term growth and success. The 2009 Incentive Plan and the amendment approved by the Company’s shareholders at the Annual Meeting are summarized in greater detail in the Company’s definitive proxy statement for the 2016 Annual Meeting filed with the Securities and Exchange Commission on June 3, 2016 under the caption “Amendment to The Finish Line, Inc. 2009 Incentive Plan,” which summary is incorporated by reference herein.  Moreover, the foregoing description of the 2009 Incentive Plan and the amendment to the plan are qualified in their entirety by reference to the full text of the amendment as set forth on page 60 of the definitive proxy statement and to the full text of of the 2009 Incentive Plan, a copy of which was filed as Appendix A to the Company’s definitive proxy statement for the 2016 Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its 2016 Annual Meeting of Shareholders on July 14, 2016. The shares voted at the Annual Meeting, present in person or by proxy, constituted 93.9% of our shares outstanding and entitled to vote. The Company’s shareholders voted on the following proposals:

(i) The election of three Class III directors to serve on the Company’s Board of Directors until the 2019 Annual Meeting of Shareholders:

Director	For	Withheld	Broker Non-Votes
Stephen Goldsmith	35,993,561	930,501	2,893,910
Catherine A. Langham	35,878,677	1,045,385	2,893,910
Norman H. Gurwitz	36,019,029	905,033	2,893,910

(ii) Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending February 25, 2017:

For	Against	Abstain	Broker Non-Votes
39,163,204	631,339	23,429	—

(iii) Approval of a non-binding advisory resolution approving the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
36,240,185	607,236	76,641	2,893,910

(iv) Approval of an amendment to The Finish Line, Inc. 2009 Incentive Plan, as amended and restated, to increase the number of shares of common stock available for issuance thereunder by 4,000,000 shares from 6,500,000 to 10,500,000, including an increase in the maximum number of shares which may be used for awards other than stock options or stock appreciation rights from 2,500,000 to 4,000,000:

For	Against	Abstain	Broker Non-Votes
22,945,484	13,948,836	29,742	2,893,910

Item 8.01 Other Events.

On July 13, 2016, the Board authorized a new five million share repurchase plan. The plan will commence upon completion of the current plan, which has approximately 600,000 shares remaining. Information regarding the new repurchase plan is included in the copy of the press release attached to this Form 8-K as Exhibit 99.1.

On July 14, 2016, Mr. William Carmichael was appointed by the independent directors of the Company as Lead Director of the Board for an annual term. Mr. Carmichael has been a Board member since 2003 and will continue to serve as Chairman of the Audit Committee.

On July 14, 2016, the Company announced a cash dividend of $0.10 per share of the Company’s common shares. The cash dividend will be payable on September 12, 2016 to shareholders of record as of August 26, 2016. Information regarding the dividend is included in the copy of the press release attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued July 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: July 14, 2016	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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